Exhibit 10.3

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 9th day of September 2019, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and 10X GENOMICS, INC., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of February 9, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has informed Bank of dispositions or impending dispositions related to the Bio-Rad Laboratories Inc. and the University of Chicago v. 10X Genomics, Inc. Case No. 15-cv-152-RGA in the United States District Court of the District of Delaware and Investigation No. 337-TA-1068 before the United States International Trade Commission cases (collectively, the “Bio-Rad Litigation”). In connection with the Bio-Rad Litigation, Borrower intends to post surety bonds and establish related escrowed funds or cash collateral to an account not held with Bank during the applicable review or appeal processes.

D. Borrower has requested that Bank amend the Loan Agreement to (i) permit the surety bonds and the establishing of related escrowed funds or cash collateral to an account not held with Bank in connection with the Bio-Rad Litigation, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

E. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 5.2 (Collateral). Section 5.2 of the Loan Agreement is hereby amended by deleting the second sentence therein of such Section in its entirety and replacing it with the following:

Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for (a) the Excluded Accounts and (b) the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith or otherwise disclosed to Bank in accordance with Section 6.8 and with respect to which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.8(b).

2.2 Section 6.8 (Accounts). Section 6.8 of the Loan Agreement is hereby amended by deleting the last sentence of clause (b) of such Section in its entirety and replacing it with the following:

The provisions of the previous sentence shall not apply to (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such or (ii) segregated cash collateral or escrow accounts in connection with the Bio-Rad Litigation and permitted under clause (i) of the definition of the “Permitted Liens” (the accounts described in the foregoing clause (ii) of this Section 6.8, together with (y) Borrower’s deposit account maintained at Bank having an account number ending in 2634 (last 4 digits) used solely for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s and/or its Subsidiaries’ employees and (z) the Borrower’s accounts with ADP having account numbers ending in 5673 and 4934 (last 4 digits) used solely for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s and/or its Subsidiaries’ employees, the “Excluded Accounts”).

2.3 Section 13.1 (Definitions).

(a) Clause (g) of the definition of “Permitted Indebtedness” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(g) Indebtedness with respect to surety bonds and similar obligations (i) arising in the ordinary course of business or (ii) issued in connection with the Bio-Rad Litigation; provided that the aggregate amount of such surety bonds and similar obligations incurred pursuant to this clause (ii) does not exceed Fifty-Two Million One Hundred Thousand Dollars ($52,100,000) at any time;

(b) Clause (i) of the definition of “Permitted Liens” set forth in Section 13.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(i) (i) deposits to secure (A) the performance of bids, tenders, contracts (other than repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds (including, without limitation, surety bonds permitted by clause (g) of the definition of “Permitted Indebtedness”), or (B) indemnity, performance or other similar bonds arising in the ordinary course of business and (ii) Liens on any amounts deposited with an escrow agent in connection with the Bio-Rad Litigation; provided that the aggregate amount of escrowed funds permitted pursuant to this clause (ii) shall not at any time exceed the applicable Designated Amount;

(c) The following new defined term and its respective definition are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Bio-Rad Litigation” means, collectively (a) Bio-Rad Laboratories Inc. and the University of Chicago v. 10X Genomics, Inc. Case No. 15-cv-152-RGA in the United States District Court of the District of Delaware and (b) Investigation No. 337-TA-1068 before the United States International Trade Commission, and related cases by one or more plaintiffs in the foregoing regarding the subject patents thereof, and any review or appeal processes thereof.

“Designated Amount” means (a) initially, Forty-Five Million Dollars ($45,000,000) and (b) following the Milestone Event, Sixty-Five Million Dollars ($65,000,000).

“Excluded Accounts” is defined in Section 6.8(b).

“Milestone Event” means the Borrower has raised and received new gross proceeds (in cash) on or after the Second Amendment Effective Date of at least One Hundred Million Dollars ($100,000,000) from the sale of capital stock of Borrower.

“Second Amendment Effective Date” means September 9, 2019.

2.4 Exhibit A (Collateral Description). Exhibit A to the Loan Agreement is hereby amended by deleting the word “and” immediately prior to clause (iv) thereof and adding the following immediately after clause (iv) and immediately prior to the first proviso:

“and (v) the Excluded Accounts;”

2.5 Release of Security Interest in Excluded Accounts. Bank hereby agrees that Bank’s security interest in the Excluded Accounts shall be deemed released upon the effectiveness of this Amendment pursuant to Section 9 herein.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

3.3 In addition to those Events of Default specifically enumerated in the Loan Documents, the failure to comply with the terms of any covenant or agreement contained herein shall constitute an Event of Default and shall entitle Bank to exercise all rights and remedies provided to Bank under the terms of any of the other Loan Documents as a result of the occurrence of the same.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank as of the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Reaffirmation of Obligations. Borrower (a) ratifies, confirms, and reaffirms the Obligations and (b) acknowledges and agrees that (i) each of the Loan Documents remain in full force and effect in accordance with the original terms, except as expressly modified hereby and (ii) the Loan Agreement and the other Loan Documents shall continue to secure all Obligations as stated therein.

6. Reaffirmation of Security Interest in the Collateral. Borrower acknowledges and agrees that (a) the security interests and Liens in the Collateral granted by Borrower under Loan Documents shall remain in place, unimpaired by the transactions contemplated by this Amendment, and Bank’s priority with respect thereto shall not be affected hereby or thereby and (b) the Loan Documents shall continue to secure all Obligations as set forth therein. Nothing in this Amendment is intended to impair or limit the validity, priority or extent of Bank’s security interests in and Liens upon the Collateral.

7. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

10X GENOMICS, INC.

By:	/s/ Serge Saxonov
Name: Serge Saxonov
Title: Chief Executive Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Shawn Parry
Name: Shawn Parry
Title: Director

[Signature Page to Second Amendment to Second Amended and Restated Loan and Security Agreement]